UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2020

GL Brands, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55687	46-2093679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 Beltline Rd., Suite 350, Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 811-4367

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2020, the Company entered into amendments to its employment agreements with Carlos Frias, Daniel Nguyen, Alex Frias, and Brian (the “Employment Agreement Amendments”), pursuant to which the employment agreements were amended as follows:

(i)	the base salary of Carlos Frias was reduced from $200,000 to $150,000;
(ii)	the base salary of Daniel Nguyen was reduced from $150,000 to $130,000;
(iii)	the base salary of Alex Frias was reduced from $150,000 to $130,000; and
(iv)	the base salary of Brian Moon was reduced from $150,000 to $130,000.

On April 7, 2020, the Company entered into an amendment to its Strategic Consulting Agreement (the “Consulting Agreement Amendment”) with Merida Advisor, LLC, a Delaware limited liability company (the “Consultant”) pursuant to which the Consultant’s $5,000 per month cash fee, payable beginning January 1, 2020, was eliminated effective as of January 1, 2020.

The foregoing descriptions of the Employment Agreement Amendments and Consulting Agreement Amendment and their terms are qualified in their entirety by reference to the full text of each agreement, filed as exhibits 10.1-10.5 hereto and incorporated by reference in this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 6, 2020, David Vautrin resigned as a member of the Board of Directors of the Company (the “Board”) for personal reasons, and the Board appointed Tom Harrison as a director of the Company to fill a vacancy on the Board.

Mr. Harrison is a Senior Operating Partner at Merida Capital Partners and is the Chairman Emeritus of Diversified Agency Services division of Omnicom Group Inc., which provides public relations, crisis management, product branding and healthcare communications services worldwide.

Mr. Harrison holds a Master of Science degree in cell biology and physiology. He brought his experiences in healthcare, wellness, branding and communications to the cannabis world when he joined the Board of Directors of Zynerba Pharmaceuticals in 2015 (serving until 2019), a leader in pharmaceutically produced transdermal cannabinoid therapies. Realizing the potential for cannabis to change the face of healthcare delivery and seeking to have a broader impact across the expanding cannabis ecosystem, Tom joined Merida Capital Partners in early 2019, where he currently serves in a strategic and operational advisory capacity across the Merida portfolio.

Item 8.01 Other Events.

In an effort to prudently reduce operating costs, since May 31, 2019, the Company has reduced its personnel headcount from approximately 71 to 23 fulltime personnel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between the Company and Carlos Frias dated April 8, 2020
10.2	Amendment to Employment Agreement by and between the Company and Daniel Nguyen dated April 8, 2020
10.3	Amendment to Employment Agreement by and between the Company and Alex Frias dated April 8, 2020
10.4	Amendment to Employment Agreement by and between the Company and Brian Moon dated April 8, 2020
10.5	Amendment to Strategic Consulting Agreement by and between the Company and Merida Advisor, LLC dated April 4, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020	GL BRANDS, INC.

/s/ Carlos Frias
Name: Carlos Frias
Title: Chief Executive Officer

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